UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 5, 2012, Vringo Infrastructure, Inc., a wholly-owned subsidiary of Vringo, Inc. (“Vringo”), filed a patent infringement lawsuit against ZTE (UK) Limited (“ZTE”), a United Kingdom subsidiary of ZTE Corporation, in the United Kingdom High Court of Justice, Chancery Division, Patents Court. Vringo Infrastructure is seeking a declaration that its European Patents (UK) 1,212,919; 1,166,589; and 1,808,029 have been infringed by ZTE’s activities and that the court use its full legal, equitable and injunctive power to stop ZTE’s activities as may be appropriate in the circumstances.

A copy of the patent infringement claim against ZTE is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 8, 2012, Vringo issued a press release regarding Vringo Infrastructure’s filing of its patent infringement lawsuit against ZTE. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Vringo Infrastructure, Inc. Patent Infringement Claim against ZTE (UK) Limited
99.2	Press Release, dated October 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Dated: October 10, 2012	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer